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                                                                    Exhibit 16.1



May 27, 2005

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, DC 20549

Dear Sirs/Madams:

We have read Item 4.01(a) of ICU Medical, Inc.'s Form 8-K dated May 27, 2005 and agree with the statements made therein.


Yours truly,



/s/Deloitte & Touche LLP
Deloitte & Touche LLP